UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

AGNT, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38493	98-0681092
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of principal executive offices)	(Zip Code)

(360) 685-4206
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AGNT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indemnification Agreements

AGNT, Inc. (formerly eXp World Holdings, Inc., the “Company”) entered into indemnification agreements with each of its directors and executive officers (collectively, the “Indemnitees” and, the “Indemnification Agreements”), effective as of June 11, 2026, which replaced and superseded any previous indemnification agreements between the Company and each such individual. The Indemnification Agreements provide for certain indemnification and advancement of expenses by the Company in connection with actions or proceedings arising out of the Indemnitees’ service as directors or officers of the Company or service to other entities at the Company’s request, on the terms and subject to the conditions set forth therein.

The foregoing description of the Indemnification Agreements is not complete and is subject to and qualified in its entirety by reference to the complete text of the Indemnification Agreements, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.03Material Modification to Rights of Shareholders.

On June 10, 2026, the Company filed a certificate of amendment (the “Name Change Charter Amendment”) to the Delaware Restated Certificate of Incorporation (the “Delaware Charter”) with the Secretary of State of the State of Delaware, to change the name of the Company from eXp World Holdings, Inc. to AGNT, Inc. (the “Name Change”). The Company’s board of directors (the “Board”) approved the Name Change Charter Amendment, and pursuant to Section 242(b)(1) of the General Corporation Law of the State of Delaware, the Name Change did not require approval of the Company’s stockholders and does not affect the rights of the Company’s stockholders.

As previously reported on Form 8-K filed with the SEC on May 11, 2026, at the Company’s 2026 Annual Meeting of Stockholders held on May 8, 2026, (i) stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon and (ii) stockholders holding a majority of the votes cast by disinterested stockholders, excluding any member of the Board, any officer of the Company, and “affiliates” and “associates” of those persons, approved and adopted the redomestication of the Company from the State of Delaware to the State of Texas (the “Redomestication”) by means of a plan of conversion (the “Plan of Conversion”), as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 9, 2026 (the “Proxy Statement”). Pursuant to the Plan of Conversion, the Company effected the Redomestication on June 11, 2026 by filing: (i) a certificate of conversion with the Secretary of State of the State of Delaware, (ii) a certificate of conversion with Secretary of State of the State of Texas and (iii) a certificate of formation with the Secretary of State of the State of Texas (the “Texas Charter”). The Company also adopted new bylaws (the “Texas Bylaws”) to reflect the Redomestication.

Through the adoption of the Plan of Conversion, at the effective time of the Redomestication:

●	The Company continues its existence as a Texas corporation (the “Texas Corporation”) and continues to operate its business under the current name, ‘‘AGNT, Inc.’’
●	The internal affairs of and the rights of stockholders of the Company ceased to be governed by Delaware law and are instead governed by Texas law.
●	The Company ceased to be governed by the Delaware Charter and the Delaware Restated Bylaws and is instead governed by the provisions of the Texas Charter and the Texas Bylaws.
●	The Redomestication did not result in any change in the Company’s headquarters, business, jobs, management, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Redomestication).
●	Each outstanding share of common stock, par value $0.00001 of the Company automatically converted into one outstanding share of common stock, par value $0.00001 of the Texas Corporation.
●	Stockholders of the Company are not required to exchange their existing stock certificates for new stock certificates.
●	Each outstanding restricted stock unit, option, or right to acquire shares of the Company, as applicable, continues in existence in the form of and automatically became a restricted stock unit, option, or right to acquire an equal number of shares of common stock of the Texas Corporation, as applicable, under the same terms and conditions.
●	The common stock of the Texas Corporation resulting from the conversion continues to be traded on the Nasdaq Global Select Market under the current symbol ”AGNT”. The Redomestication did not cause any interruption in the trading of such common stock.

●	The Redomestication did not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Texas Corporation.
●	The Redomestication did not have any material adverse accounting implications for the Company.

Certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, Texas Charter, and Texas Bylaws, and the effects of the Redomestication, is set forth under “PROPOSAL 4 – APPROVAL OF REDOMESTICATION FROM DELAWARE TO TEXAS, BY CONVERSION” of the Proxy Statement, and the description contained therein is incorporated herein by reference.

The foregoing descriptions of the Plan of Conversion, the Texas Charter and the Texas Bylaws do not purport to be complete and are subject to and qualified in their entirety by the full text of Plan of Conversion, the Texas Charter and the Texas Bylaws, copies of which are attached hereto as Exhibit 2.1, Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein.

A copy of the press release announcing the Redomestication is attached hereto as Exhibit 99.1.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

Item 5.02(b)

On June 9, 2026, the Company announced that Wendy Forsythe has been promoted from her role as Chief Marketing Officer of eXp Realty, LLC to serve as Chief Operating Officer of eXp Realty, LLC, effective June 8, 2026 (the “Effective Date”). As of the Effective Date, Ms. Forsythe no longer serves as Chief Marketing Officer of eXp Realty, LLC.

A description of Ms. Forsythe’s business experience is available under “Executive Compensation – Executive Officers” in our Proxy Statement, and is incorporated by reference herein. There are no arrangements or understandings between Ms. Forsythe and any other person pursuant to which she is being appointed as Chief Operating Officer of eXp Realty, LLC. There are no family relationships between Ms. Forsythe and any other director or executive officer of the Company, and no transactions involving Ms. Forsythe that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.02(e)

In connection with her appointment as Chief Operating Officer of eXp Realty, LLC, Ms. Forsythe will receive an annual base salary of $850,000, representing an increase from her prior annual base salary of $750,000. Ms. Forsythe will remain eligible to participate in the Company’s long-term equity incentive program, as determined by the Compensation Committee of the Board of Directors, as well as the Company’s other employee benefit plans generally available to employees of the Company.

A copy of the press release announcing the change in Ms. Forsythe’s role is attached hereto as Exhibit 99.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

The foregoing description of the Name Change is only a summary and is qualified in its entirety by reference to the full text of the Name Change Charter Amendment which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing the Name Change is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion
3.1	Bylaws of AGNT, Inc.
3.2	Certificate of Amendment of Certificate of Incorporation of eXp World Holdings, Inc.
3.3	Certificate of Formation of AGNT, Inc.
10.1	Form of Indemnification Agreement to be entered into between AGNT, Inc. and its directors and officers

99.1	Press Release, issued June 11, 2026 by eXp World Holdings, Inc.
99.2	Press Release, issued June 9, 2026 by eXp Realty, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNT, Inc.
(Registrant)

Date: June 11, 2026	/s/ James Bramble
James Bramble
Chief Legal Counsel